UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2022

Verb Technology Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On April 20, 2022, Verb Technology Company, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”), which provides for the sale and issuance by the Company of an aggregate of (i) 14,666,667 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $0.75 per share (the “Shares”), and (ii) warrants to purchase 14,666,667 shares of the Common Stock at an exercise price of $0.75 per share (the “Warrants” and, together with the Shares, the “Securities”), for aggregate gross proceeds of $11.0 million before deducting placement agent commissions and other estimated offering expenses (the “Registered Direct Offering”). The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and customary indemnification obligations of the Company.

On the same date, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities in the Registered Direct Offering. The Company will pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the Securities, subject to certain exceptions described in the Placement Agency Agreement, and will reimburse the Placement Agent for certain expenses. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Placement Agent, customary conditions to closing, and customary indemnification obligations of the Company.

The Registered Direct Offering is being made pursuant to a Registration Statement on Form S-3 (File No. 333-264038), which was filed by the Company with the Securities and Exchange Commission on March 31, 2022 and declared effective on April 14, 2022.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the terms of the Placement Agency Agreement and Purchase Agreement set forth above are qualified in their entirety by reference to such exhibits.

Item 8.01. Other Events.

The Company issued a press release announcing the pricing of the Registered Direct Offering on April 21, 2022. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Placement Agency Agreement, dated April 20, 2022

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1	Form of Securities Purchase Agreement

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

99.1	Pricing Press Release, dated April 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2022	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman, Chief Executive Officer, President and Secretary